Exhibit 21

LIST OF RALCORP HOLDINGS, INC. SUBSIDIARIES

Bremner Food Group, Inc.	Sugar Kake Cookie Inc.
State of Incorporation: Nevada	State of Incorporation: Delaware

Community Shops, Inc.	The Bun Basket, Inc.
State of Incorporation: Illinois	State of Incorporation: Michigan

Cottage Bakery, Inc.	The Carriage House Companies, Inc.
State of Incorporation: California	State of Incorporation: Delaware

Flavor House Products, Inc.	Waffle Holdings Ltd.
State of Incorporation: Delaware	Organized under the laws of British Columbia, Canada

Heritage Wafers, LLC	Western Waffles Corp.
State of Incorporation: Wisconsin	Organized under the laws of British Columbia, Canada

Lofthouse Bakery Products, Inc.
State of Incorporation: Nevada

Medallion Foods, Inc.
State of Incorporation: Arkansas

National Oats Company
State of Incorporation: Nevada

Nutcracker Brands, Inc.
State of Incorporation: Georgia

Parco Foods, L.L.C.
State of Incorporation: Delaware

PL Financial Incorporated
State of Incorporation: Nevada

RAH Canada Limited Partnership
Canadian Limited Partnership

Ralcorp Frozen Bakery Products, Inc.
State of Incorporation: Delaware

Ralcorp Receivables Corporation
State of Incorporation: Nevada

Ralston Food Sales, Inc.
State of Incorporation: Nevada

RH Financial Corporation
State of Incorporation: Nevada

Ripon Foods, Inc.
State of Incorporation: Wisconsin